                                                                     EXHIBIT 3.3

                           ARTICLES OF INCORPORATION
                                       OF
                          MULE-HIDE PRODUCTS CO., INC.


     Pursuant to Article 3.02 of the Texas Business Corporation Act, the undersigned does hereby adopt the following Articles of Incorporation for such corporation:


                                   ARTICLE I

          The name of the corporation is Mule-Hide Products Co., Inc.


                                   ARTICLE II

          The period of its duration is perpetual.


                                  ARTICLE III

          The purpose or purposes for which the corporation is organized are: To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) without par value.


                                   ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars, consisting of money, labor done or property actually received, which sum is not less than One Thousand ($1,000.00) Dollars.

                                  ARTICLE VI

     The post-office address of its initial registered office is 1601 Elm Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.

                                  ARTICLE VII

     The number of directors constituting the initial board of directors is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Richard L. Schutt                      1112 Westgate
                                            Oak Park, IL 60301

     Brent A. Fox                           1112 Westgate
                                            Oak Park, IL 60301


                                 ARTICLE VIII

     No shareholder of the Corporation shall have any preemptive right of subscription to any shares of an class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issues or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares without offering such issue either in whole or in part to the shareholders of the Corporation.


                                   ARTICLE IX

     The name and address of the incorporation is:

                                 Richard L. Schutt
                                 1112 Westgate
                                 Oak Park, IL 60301

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of December, 1985.



                                 ----------------------------------------------
                                 Richard L. Schutt

STATE OF WISCONSIN  )
                    )  ss.
COUNTY OF ROCK      )


     I, _________________, a notary public, do hereby certify that on this ____ day of December, 1985, personally appeared before me, Richard L. Schutt, who being by me first duly sworn; declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.



                                 --------------------------------------
                                 Notary Public, State of Wisconsin
                                 My commission:

                               CONSENT FOR USE OF
                                  SIMILAR NAME



To Whom It May Concern:

     Mule-Hide Mfg. Co., Inc., a Texas corporation, does not object and gives its consent to Mule-Hide Products Co., Inc.'s use of the name "Mule-Hide Products CO., Inc."



                                 MULE-HIDE MFG. CO., INC.



Date:____________                By:________________________________
                                 Kenneth A. Hendricks, President

To the Secretary of State
of the State of Texas

     C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.   The name of the corporation is  See attached list
                                     -----------------

2. The post office address of its present registered office is: c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is: c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4.   The name of its present registered agent is: C T CORPORATION SYSTEM

5.   The name of its successor registered agent is: C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.


Dated: ______________, 1990.


                                                 C T CORPORATION SYSTEM

                                           By:
                                              ---------------------------------
                                                    Its Vice President